                                                                    EXHIBIT 10.6

[MERRILL LYNCH LOGO]

CONFIRMATION OF OTC CONVERTIBLE NOTE HEDGE
AMENDED AND RESTATED AS OF FEBRUARY 13, 2004

ORIGINAL DATE:    FEBRUARY 11, 2004                              ML REF:

TO:               DICK'S SPORTING GOODS, INC. ("COUNTERPARTY")

ATTENTION:        JEFF R. HENNION

FROM:             MERRILL LYNCH INTERNATIONAL ("ML")
                  Merrill Lynch Financial Centre
                  2 King Edward Street
                  London EC1A 1HQ

Dear Sir / Madam:

         The purpose of this letter agreement (this "CONFIRMATION") is to confirm the terms and conditions of the above-referenced transaction entered into between Counterparty and ML through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFS" or "AGENT") on the Trade Date specified below (the "TRANSACTION"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below. This letter agreement amends and restates the letter agreement between the parties hereto dated as of February 11, 2004.

         The definitions and provisions contained in the 2000 ISDA Definitions (the "SWAP DEFINITIONS") and the 2002 ISDA Equity Derivatives Definitions (the "EQUITY DEFINITIONS" and, together with the Swap Definitions, the "DEFINITIONS"), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Share Option Transaction" for purposes of the Equity Definitions and a "Swap Transaction" for the purposes of the Swap Definitions.

         This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the "MASTER AGREEMENT" or "AGREEMENT") as if we had executed an agreement in such form (but without any Schedule and with elections specified in the "ISDA Master Agreement" Section of this Confirmation) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

         The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS:

Trade Date:                         February 11, 2004

Effective Date:                     The fourth Business Day immediately
                                    following the Trade Date.

Seller:                             ML

Buyer:                              Counterparty

Shares: The shares of Common stock, par value of USD 0.01, of Counterparty (Security Symbol:
                                    "DKS") or such other securities or property into which the Reference Notes are convertible on the date of determination.

Payment Amount Premium:             $[amount redacted] mm to be paid on the
                                    Initial Settlement Date.

Exchange:                           As provided in the Note Indenture in the
                                    definition of "Sale Price"

Related Exchange(s):                All Exchanges

Knock-in Event:                     Not Applicable

Knock-out Event:                    Not Applicable

Reference Notes:                    Senior Convertible Notes due 2024 having
                                    $255,085,000 million principal amount at maturity

Conversion                          Event: Each conversion on a Conversion Date
                                    (as defined in the Note Indenture) of any Reference Note into Shares pursuant to the terms of the Note Indenture (the principal amount at maturity of Reference Notes so converted, the "CONVERSION AMOUNT" with respect to such Conversion Event) occurring on or before the Termination Date.

                                    If the Conversion Amount for any Conversion
                                    Event is less than the aggregate principal amount at maturity of Reference Notes then outstanding, then the terms of this Transaction shall continue to apply, subject to the terms and conditions set forth herein, with respect to the remaining outstanding principal amount at maturity of the Reference Notes.

Note Indenture:                     The Indenture, dated as of closing of the
                                    issuance of the Reference Notes, between Counterparty and Wachovia Bank, N.A., as trustee relating to the Reference Notes, as the same may be amended, modified or supplemented, subject to the "Additional
                                    Termination Events" provisions of this
                                    Confirmation.

Termination Date:                   February 11, 2009

VALUATION:

Valuation Date:                     The last Averaging Date in respect of any
                                    Conversion Event

Averaging Dates:                    The "Averaging Dates", as defined in the
                                    Note Indenture with respect to a Conversion
                                    Event

Full Exchange Business Day:         A "Trading Day", as defined in the Note
                                    Indenture

Averaging Date Disruption:          Modified Postponement

Averaging Period Start Date:        The first Averaging Date in respect of any
                                    Conversion Event

SETTLEMENT TERMS:

Settlement:                         Net Share Settlement

Settlement Currency:                USD

Settlement Price:                   The arithmetic mean of the closing price of
                                    the Shares on the Exchange on each Averaging
                                    Date.

Settlement Date:                    The third (3rd) Full Exchange Business Day
                                    following the Valuation Date in respect of any Conversion Event occurring on or before the Termination Date.

Conversion                          Notice: Counterparty agrees to provide ML
                                    with notice of any Conversion Event within two (2) Business Days of the Conversion Date and in any event no later than one (1)
                                    Business Day following Counterparty's
                                    receipt of notice of such Conversion Event from the Trustee under the Note Indenture.

Net Share Settlement:               On each Settlement Date ML shall deliver to
                                    Counterparty, through the Agent, a number of Shares equal to the related Final Settlement
                                    Amount.

Final Settlement Amount:            For each Conversion Event, the number of
                                    Shares, rounded up to the nearest whole
                                    Share, determined by the Calculation Agent to be equal to the quotient of (x) the related Net Settlement Amount divided by (y) the related Settlement Price.

Net Settlement Amount:              For each Conversion Event, the product of
                                    (x) the number of Shares into which the
                                    Reference Notes are to be converted in
                                    connection with the related Conversion Event multiplied by (y) the Final Price
                                    Differential.

Final Price Differential:           For each Conversion Event, an amount equal
                                    to the greater of (x) the excess of the
                                    related Settlement Price over the related
                                    Adjusted Conversion Price and (y) zero.

Adjusted Conversion Price:          For each Conversion Event, a quotient, the
                                    numerator of which is the accreted principal amount of a Reference Note having a principal amount at maturity of $1000 and the denominator of which is the Conversion
                                    Rate (as defined in the Note Indenture and as adjusted from time to time pursuant to the terms thereof) as in effect on the related Settlement Date.

SHARE ADJUSTMENTS:

Consequences for Merger Events:

         Share-for-Share:           Not Applicable, Shares will be adjusted as
                                    provided in the Note Indenture.

         Share-for-Other:           Not Applicable, Shares will be adjusted as
                                    provided in the Note Indenture.

         Share-for-Combined:        Not Applicable, Shares will be adjusted as
                                    provided in the Note Indenture.

Tender Offer:                                Not Applicable

Nationalization, Insolvency or Delisting:    Not Applicable

Additional Disruption Events:

                  Change in Law:                     Not Applicable

                  Failure to Deliver:                Applicable. If there is an
                                                     "illiquidity on the market"
                                                     on a day that would have
                                                     been a Settlement Date ,
                                                     then the Settlement Date
                                                     shall be the first
                                                     succeeding Exchange
                                                     Business Day on which there
                                                     is no "illiquidity on the
                                                     market," but in no such
                                                     event shall the Settlement
                                                     Date be later than the date
                                                     that is twenty (20)
                                                     Exchange Business Days
                                                     immediately following what
                                                     would have been in the
                                                     Settlement Date but for
                                                     such "illiquidity on the
                                                     market."

                  Insolvency Filing:                 Applicable

                  Hedging Disruption Event:          Not Applicable

                  Increased Cost of Hedging:         Not Applicable

                  Hedging Party:                     ML

                  Loss of Stock Borrow:              Not Applicable

                  Increased Cost of Stock Borrow:    Not Applicable

                  Determining Party:                 ML

Non-Reliance:                                        Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:                        Applicable

Additional Acknowledgments:                          Applicable

ADDITIONAL AGREEMENTS, REPRESENTATIONS AND COVENANTS OF COUNTERPARTY, ETC.:

    1. Counterparty hereby represents and warrants to ML, on each day from the Trade Date to and including the date by which ML is able to initially complete a hedge of its position created by this Transaction, that:

         a. it will not, and will not permit any person or entity subject to its control to, bid for or purchase Shares during such period except as disclosed in the Offering Memorandum relating to the Reference Notes; and

         b. Counterparty has publicly disclosed all material information necessary for Counterparty to be able to purchase or sell Shares in compliance with applicable federal securities laws and that it has publicly disclosed all material information with respect to its condition (financial or otherwise).

    2. The parties hereby agree that all documentation with respect to this Transaction is intended to qualify this Transaction as an equity instrument for purposes of EITF 00-19. If Counterparty would be obligated to receive cash from ML pursuant to the terms of this Agreement for any reason without having had the right (other than pursuant to this paragraph (2)) to elect to receive Shares in satisfaction of such payment obligation, then Counterparty may elect that ML deliver to Counterparty a number of Shares having a cash value equal to the amount of such payment obligation (such number of Shares to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner to determine the number of Shares that could be purchased over a reasonable period of time with the cash equivalent of such payment obligation). Settlement relating to any delivery of Shares pursuant to this paragraph (2) shall occur within a reasonable period of time.

ADDITIONAL TERMINATION EVENTS:

The occurrence of any of the following shall be an Additional Termination Event with respect to Counterparty (which shall be the sole Affected Party and this Transaction shall be the sole Affected Transaction):

    1. an Amendment Event occurs (in which case the entirety of this Transaction shall be subject to termination);

    2. a Repayment Event occurs (in which case this Transaction shall be subject to termination only in respect of the principal amount of Reference Notes that cease to be outstanding in connection with or as a result of such Repayment Event); or

    3. the transactions contemplated by the Purchase Agreement among the Counterparty and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFS"), UBS Securities LLC and Banc of America Securities LLC as Initial Purchasers, dated as of February 11, 2004 (the "PURCHASE AGREEMENT") relating to the purchase of the Reference Notes shall fail to close as a result of any breach by the Counterparty or any Initial Purchaser of their respective obligations thereunder or as a result of any action, or failure to act, by the Counterparty or any Initial Purchaser thereunder or as a result of a failure or any condition thereunder, in which case the entirety of this Transaction shall terminate automatically.

If the transactions contemplated by the Purchase Agreement shall fail to close for any reason other than a breach of the Purchase Agreement by MLPFS, then the entirety of this Transaction shall terminate automatically and all payments previously made hereunder, including the Payment Amount Premium less the amount of any Closeout Losses, shall be promptly returned to the person making such payment; provided that in such case, Counterparty hereby indemnifies the Indemnified Parties from and against (a) any and all losses, claims, damages and liabilities, joint and several, which such Indemnified Party may incur or to which such Indemnified Party may become subject as a result of the termination of this Transaction and (b) except in the case of the exercise by MLPFS of its "market out" termination rights pursuant to Section 10(a)(ii) of the Purchase Agreement, the reasonable fees and expenses of counsel for MLPFS incurred in connection with this Transaction (the "Closeout Losses"), including, without limitation, any losses incurred by an Indemnified Party in connection with the initiating or unwinding of any hedging transactions related to this Transaction. If the transactions contemplated by the Purchase Agreement shall fail to close because of a breach of the Purchase Agreement by MLPFS, then the entirety of this Transaction shall terminate automatically, and all payments previously made hereunder, including the Payment Amount Premium, shall be promptly returned to the person making such payment. In addition, if an Amendment Event or Repayment Event occurs, no payments shall be required hereunder in connection with the Termination Event arising as a result of such Amendment Event or Repayment Event.

As used in this Section Additional Termination Events:

         "AMENDMENT EVENT" means that the Counterparty amends, modifies, supplements or waives any term of the Note Indenture or the Reference Notes relating to the principal amount, coupon, maturity, repurchase obligation of the Counterparty, redemption right of the Counterparty, any term relating to conversion of the Notes (including changes to the conversion price, conversion settlement dates or conversion conditions), or any other term that would require consent of the holders of not less than 100% of the principal amount of the Reference Notes to amend.

         "REPAYMENT EVENT" means that (a) any Reference Notes are repurchased (whether in connection with or as a result of a change of control, howsoever defined, or for any other reason) by the Counterparty, (b) any Reference Notes are delivered to the Counterparty in exchange for delivery of any property or assets of the Counterparty or any of its subsidiaries (howsoever described), other than as a result of and in connection with a Conversion Event, (c) any principal of any of the Reference Notes is repaid prior to the Final Maturity Date, as defined in the Note Indenture (whether following acceleration of the Reference Notes or otherwise), provided that no payments of cash made in respect of the conversion a Note shall be deemed a payment of principal under this clause (c), (d) any Reference Notes are exchanged by or for the benefit of the holders thereof for any other securities of the Counterparty or any of its affiliates (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction or (e) any of the Notes is surrendered by Counterparty to the trustee for cancellation, other than registration of a transfer of such Notes or as a result of and in connection with a Conversion Event.

STAGGERED SETTLEMENT:

If ML determines reasonably and in good faith that the number of Shares required to be delivered to Counterparty hereunder on any Settlement Date would exceed 8.0% of all outstanding Shares, then ML may, by notice to Counterparty on or prior to such Settlement Date (a "NOMINAL SETTLEMENT DATE"), elect to deliver the Shares comprising the related the Final Settlement Amount on two or more dates (each, a "STAGGERED SETTLEMENT DATE") as follows:

    1. in such notice, ML will specify to Counterparty the related Staggered Settlement Dates (the first of which will be such Nominal Settlement Date and the last of which will be no later than the twentieth (20th) Exchange Business Day following such Nominal Settlement Date) and the number of Shares that it will deliver on each Staggered Settlement Date;

    2. the aggregate number of Shares that ML will deliver to Counterparty hereunder on all such Staggered Settlement Dates will equal the number of Shares that ML would otherwise be required to deliver on such Nominal Settlement Date; and

    3. the Net Share Settlement terms will apply on each Staggered Settlement Date, except that the Shares comprising the Final Settlement Amount will be allocated among such Staggered Settlement Dates as specified by ML in the notice referred to in clause (1) above.

Notwithstanding anything herein to the contrary, ML shall be entitled to deliver Shares to Counterparty from time to time prior to the date on which ML would be obligated to deliver them to Counterparty pursuant to Net Share Settlement terms set forth above, and Counterparty agrees to credit all such early deliveries against ML's obligations hereunder in the direct order in which such obligations arise. No such early delivery of Shares will accelerate or otherwise affect any of Counterparty's obligations to ML hereunder. In addition, within 30 days of the Termination Date or any Settlement Date, Counterparty shall use its reasonable efforts to refrain from activities which could reasonably be expected to result in ML's ownership of Shares exceeding 10% of all issued and outstanding Shares.

COMPLIANCE WITH SECURITIES LAWS:    Each party represents and agrees that it has
                                    complied, and will comply, in connection with this Transaction and all related or contemporaneous sales and purchases of
                                    Shares, with the applicable provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations each thereunder, including, without limitation, Rules 10b-5 and
                                    Regulation M under the Exchange Act;
                                    provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party's market activities; and provided further that Counterparty shall have no liability as a result of a breach of this representation due to ML's gross negligence or willful misconduct.

                                    Each party further represents that if such party ("X") purchases any Shares from the other party pursuant to this Transaction, such purchase(s) will comply in all material respects with (i) all laws and regulations applicable to X and (ii) all contractual obligations of X.

                                    Counterparty (and ML in the case of
                                    paragraphs (c) and (d) below) represents that as of the date hereof:

                                    (a) each of its filings under the Exchange
                                    Act that are required to be filed
                                    from and including the ending date of
                                    Counterparty's most recent prior fiscal year have been filed, and that, as of the respective dates thereof and hereof, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading;

                                    (b) if Counterparty were to have purchased a number of Shares equal to the Number of Shares using MLPFS as broker, such purchase(s) would have complied in all material respects with all contractual obligations of Counterparty;

                                    (c) Neither ML nor Counterparty, as the case may be, is entering into this Agreement to facilitate a distribution of the common stock or in connection with a future issuance of securities; and

                                    (d) Neither ML nor Counterparty, as the case may be, is entering into this Agreement to create actual or apparent trading activity in the common stock (or any security convertible into or exchangeable for common stock) or to manipulate the price of the common stock (or any security convertible into or exchangeable for common stock).

Account Details:

         Account for payments to Counterparty:       Not Applicable

         Account for payment to ML:                  Chase Manhattan Bank,
                                                     New York
                                                     ABA# 021000021
                                                     FAO: ML Equity Derivatives
                                                     A/C: 066213118

BANKRUPTCY RIGHTS:         In the event of Counterparty's bankruptcy, ML's
                           rights in connections with this Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that ML's rights with respect to any other claim arising from this Transaction prior to Counterparty's bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

SET-OFF: The Set-off provisions in the Agreement shall apply to this Transaction, except in the event of Counterparty's bankruptcy, in which case Set-off shall not apply.

COLLATERAL:                None.

TRANSFER:                  Neither party may transfer its rights or obligations
                           under this Transaction except in accordance with
                           Section 7 of the Agreement; provided however that ML may assign its rights and delegate its obligations hereunder, in whole or in part, to any affiliate (an
                           "ASSIGNEE") of Merrill Lynch & Co., Inc. ("ML&CO."), effective (the "TRANSFER EFFECTIVE DATE") upon delivery to Counterparty of (a) an executed acceptance and assumption by the Assignee (an
                           "ASSUMPTION") of the transferred obligations of ML under this Transaction (the "TRANSFERRED
                           OBLIGATIONS"); (b) and an executed guarantee (the
                           "GUARANTEE") of ML&Co. of the Transferred
                           Obligations. On the Transfer Effective Date, (a) ML shall be released from all obligations and liabilities arising under the Transferred
                           Obligations; and (b) the Transferred Obligations shall cease to be a Transaction(s) under the Agreement and shall be deemed to be a Transaction(s) under the ISDA Master Agreement between Assignee and Counterparty, provided that, if at such time Assignee and Counterparty have not entered into a ISDA Master Agreement, Assignee and Counterparty shall be deemed to have entered into an ISDA form of Master Agreement (Multicurrency-Cross Border) without any Schedule attached thereto.

REGULATION:                ML is regulated by The Securities and Futures
                           Authority Limited and has entered into this Transaction as principal.

INDEMNITY:                 Counterparty agrees to indemnify ML and its
                           Affiliates and their respective directors, officers, agents and controlling parties (ML and each such person being an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject because of the untruth of any representation by Counterparty or a breach by Counterparty of any or covenant hereunder, in the Agreement or any Other Agreement relating to the Agreement or Transaction and will reimburse any Indemnified Party for all reasonable expenses
                           (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.

ISDA MASTER AGREEMENT

With respect to the Agreement, ML and Counterparty each agree as follows:

SPECIFIED ENTITIES:

         (i) in relation to ML, for the purposes of:

         Section 5(a)(v):   not applicable
         Section 5(a)(vi):  not applicable
         Section 5(a)(vii): not applicable
         Section 5(b)(iv):  not applicable

         and (ii) in relation to Counterparty, for the purposes of:

         Section 5(a)(v):   not applicable
         Section 5(a)(vi):  not applicable
         Section 5(a)(vii): not applicable
         Section 5(b)(iv):  not applicable

"SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of the Agreement.

The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) of the Agreement will not apply to ML and Counterparty.

The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) of the Agreement will not apply to ML or to Counterparty.

PAYMENTS ON EARLY TERMINATION for the purpose of Section 6(e) of the Agreement:
(i) Market Quotation shall apply; and (ii) the Second Method shall apply.

"TERMINATION CURRENCY" means USD.

TAX REPRESENTATIONS:

         (I) For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

         (II) For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

                  (i) ML represents that it is a corporation organized under the laws of England and Wales.

                  (ii) Counterparty represents that it is a corporation incorporated under the laws of the State of Delaware.

DELIVERY REQUIREMENTS: For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

         Tax forms, documents or certificates to be delivered are:

                  Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s):
                  (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

         Other documents to be delivered:

                                                                                       COVERED BY
PARTY REQUIRED TO                                                                     SECTION 3(d)
DELIVER DOCUMENT     DOCUMENT REQUIRED TO BE DELIVERED          WHEN REQUIRED        REPRESENTATION
----------------     ---------------------------------          -------------        --------------
Counterparty        Evidence of the authority and true         Upon or before              Yes
                    signatures of each official or             execution and
                    representative signing this                delivery of this
                    Confirmation                               Confirmation

Counterparty        Certified copy of the resolution of        Upon or before              Yes
                    the Board of Directors or equivalent       execution and
                    document authorizing the execution and     delivery of this
                    delivery of this Confirmation              Confirmation

ML                  Guarantee of its Credit Support            Upon or before              Yes
                    Provider, substantially in the form of     execution and
                    Exhibit A attached hereto, together        delivery of this
                    with evidence of the authority and         Confirmation
                    true signatures of the signatories, if
                    applicable

ADDITIONAL NOTICE REQUIREMENTS: The Counterparty hereby agrees to promptly deliver to ML a copy of all notices and other communications required or permitted to be given to the holders of any Reference Notes pursuant to the terms of the Note Indenture on the dates so required or permitted in the Note Indenture and all other notices given and other communications made by Counterparty in respect of the Referenced Notes to holders of any Referenced Notes . The Counterparty further covenants to ML that it shall promptly notify ML of each Conversion Event (identifying in such notice (a "CONVERSION NOTICE") the principal amount at maturity of Reference Notes being converted), Amendment Event (including in such notice a detailed description of any such amendment) and Repayment Event (identifying in such notice the nature of such Repayment Event and the principal amount at maturity of Reference Notes being paid). The Counterparty shall deliver each Conversion Notice to ML within two Business Days following the occurrence of the related Conversion Event and in any event no later than one Business Day following Counterparty's receipt of notice of such Conversion Event from the Trustee under the Note Indenture. The Counterparty hereby acknowledges and agrees that its obligations under this Section shall continue as obligations of the Counterparty notwithstanding any transfer by it of any of its rights or obligations to any other person or entity in accordance with the Section titled Staggered Settlement above.

ADDRESSES FOR NOTICES:  For the purpose of Section 12(a) of the Agreement:

ADDRESS FOR NOTICES OR COMMUNICATIONS TO ML:

Address:          Merrill Lynch International
                  Merrill Lynch Financial Centre
                  2 King Edward Street, London EC1A 1HQ
Attention:        Manager, Fixed Income Settlements
Facsimile No.:    44 207 995 2004            Telephone No.: 44 207 995 3769

(FOR ALL PURPOSES)

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Counterparty's address, telephone number or facsimile number should be sent to:

                  GMI Counsel
                  Merrill Lynch World Headquarters
                  4 World Financial Center
                  New York, New York 10080
                  Attention: Global Equity Derivatives

                  Facsimile No.: 212 449-6576        Telephone No.: 212 449-6309

ADDRESS FOR NOTICES OR COMMUNICATIONS TO COUNTERPARTY FOR ALL PURPOSES:

PROCESS AGENT: For the purpose of Section 13(c) of the Agreement, ML appoints as its process agent:

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated 222 Broadway, 16th Floor
                  New York, NY 10038
                  Attention: Litigation Department

                [COUNTERPARTY DOES NOT APPOINT A PROCESS AGENT.]

MULTIBRANCH PARTY. For the purpose of Section 10(c) of the Agreement: Neither ML nor Counterparty is a Multibranch Party.

CALCULATION AGENT. The Calculation Agent is ML, whose judgments, determinations and calculations in this Transaction and any related hedging transaction between the parties shall be made in good faith and in a commercially reasonable manner.

CREDIT SUPPORT DOCUMENT.

ML: Guarantee of ML&Co in the form attached hereto as Exhibit A.

Counterparty: Not Applicable

CREDIT SUPPORT PROVIDER.

With respect to ML: Merrill Lynch and Co. and with respect to Counterparty, Not Applicable.

GOVERNING LAW. This Confirmation will be governed by, and construed in accordance with, the substantive laws of the State of New York.

NETTING OF PAYMENTS. The provisions of Section 2(c) of the Agreement shall not be applicable to this Transaction; provided, however, that with respect to this Agreement or any other ISDA Master Agreement between the parties, any Share delivery obligations on any day of Counterparty, on the one hand, and ML, on the other hand, shall be netted. The resulting Share delivery obligation of a party upon such netting shall be rounded down to the nearest number of whole Shares, such that neither party shall be required to deliver any fractional Shares.

ACCURACY OF SPECIFIED INFORMATION. Section 3(d) of the Agreement is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person."

BASIC REPRESENTATIONS. Section 3(a) of the Agreement is hereby amended by the deletion of "and" at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

         ELIGIBLE CONTRACT PARTICIPANT; LINE OF BUSINESS. It is an "eligible contract participant" as defined in the Commodity Futures Modernization Act of 2000 and it has entered into this Confirmation and this Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

AMENDMENT OF SECTION 3(a)(iii). Section 3(a)(iii) of the Agreement is modified to read as follows:

         NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

AMENDMENT OF SECTION 3(a)(iv). Section 3(a)(iv) of the Agreement is modified by inserting the following at the beginning thereof:

         "To such party's best knowledge,"

ADDITIONAL REPRESENTATIONS:

COUNTERPARTY REPRESENTATIONS. Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and
(iii) is entering into this Transaction for a bona fide business purpose to hedge the Reference Notes.

Counterparty is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Counterparty's ability to perform its obligations hereunder.

Counterparty will by the next succeeding Business Day notify ML upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

As of the date hereof, Counterparty is not insolvent.

ACKNOWLEDGEMENTS:

(1) The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to this Transaction, except as set forth in this Confirmation.

(2) The parties hereto intend for:

         (a) this Transaction to be a "securities contract" as defined in Section 741(7) of Title 11 of the United States Code (the "BANKRUPTCY CODE"), qualifying for the protections under Section 555 of the Bankruptcy Code;

         (b) a party's right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a "contractual right" as defined in the Bankruptcy Code;

         (c) any cash, securities or other property provided as performance assurance, credit, support or collateral with respect to this Transaction to constitute "margin payments" as defined in the Bankruptcy Code; and

         (d) all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute "settlement payments" as defined in the Bankruptcy Code.

AMENDMENT OF SECTION 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words "on the day" in the second line thereof and substituting therefor "on the day that is three Local Business Days after the day". Section 6(d)(ii) is further modified by deleting the words "two Local Business Days" in the fourth line thereof and substituting therefor "three Local Business Days."

AMENDMENT OF DEFINITION OF REFERENCE MARKET-MAKERS. The definition of "Reference Market-Makers" in Section 14 is hereby amended by adding in clause (a) after the word "credit" and before the word "and" the words "or to enter into transactions similar in nature to Transactions."

CONSENT TO RECORDING. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the "Recording Party") and the other party does not (the Non-Recording Party"), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party's tape of the entire day's conversations with the Non-Recording Party's personnel available to the Non-Recording Party. The Recording Party's tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party's policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

DISCLOSURE. Each party hereby acknowledges and agrees that ML has authorized Counterparty to disclose this Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with ML) that such disclosure is required by law or by the rules of Nasdaq or any securities exchange.

SEVERABILITY. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

AFFECTED PARTIES. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By: /s/ Marcella Vullo
    ----------------------------------
    Name: Marcella Vullo
    Title: Authorized Signatory

Confirmed as of the date first above written:

DICK'S SPORTING GOODS, INC.

By: /s/ Michael F. Hines
    ----------------------------------
    Name: Michael F. Hines
    Title: Executive Vice President, Chief
           Financial Officer and Secretary

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, solely in its capacity as Agent hereunder

By: /s/ Patricia Moore
    ----------------------------------
    Name: Patricia Moore
    Title: Vice President

Amended and Restated

                                                                       EXHIBIT A

                     GUARANTEE OF MERRILL LYNCH & CO., INC.

         FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware ("ML & Co."), hereby unconditionally guarantees to Dick's Sporting Goods, Inc. (the "Company"), the due and punctual payment of any and all amounts payable by Merrill Lynch International, a company organized under the laws of England and Wales ("ML"), under the terms of the Confirmation of OTC Convertible Note Hedge between the Company and ML, dated as of February 11, 2004 and amended and restated as of February 13, 2004 (the "Confirmation"), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of ML punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.'s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of ML or otherwise, all as though such payment had not been made.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Confirmation; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against ML or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Confirmation. This Guarantee shall continue to be effective if ML merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

         ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of ML; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against ML.

         ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

         This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

         This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Confirmation, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of ML under the Confirmation entered into prior to the effectiveness of such notice of termination.

This Guarantee becomes effective concurrent with the effectiveness of the Confirmation, according to its terms.

         IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

                                             MERRILL LYNCH & CO., INC.

                                             By: /s/ Patricia Kropiewnicki
                                                 -------------------------------
                                             Name: Patricia Kropiewnicki
                                             Title: Designated Signatory
                                             Date: February 13, 2004

Amended and Restated

[MERRILL LYNCH LOGO]

COVER STATEMENT

                        CLIENT/COUNTERPARTY RELATIONSHIP

Dear Client/Counterparty:

                           Merrill Lynch is pleased to provide the attached
statement of Generic Risks Associated with Over-the-Counter Derivative Transactions under this Cover Statement that concerns, among other things, the nature of our relationship with you in the context of such transactions. This statement was developed for our new and our ongoing client/counterparties in response to suggestions that OTC derivative dealers consider taking steps to ensure that market participants utilizing OTC derivatives understand their risk exposures and the nature of their relationships with dealers before they enter into OTC derivative transactions.

         Merrill Lynch ("we") are providing to you and your organization ("you") the attached statement of Generic Risks Associated with Over-the-Counter Derivative Transactions in order to identify, in general terms, certain of the principal risks associated with individually negotiated over-the-counter ("OTC") derivative transactions. The attached statement does not purport to identify the nature of the specific market or other risks associated with a particular transaction.

         Before entering into an OTC derivative transaction, you should ensure that you fully understand the terms of the transaction, relevant risk factors, the nature and extent of your risk of loss and the nature of the contractual relationship into which you are entering. You should also carefully evaluate whether the transaction is appropriate for you in light of your experience, objectives, financial resources, and other relevant circumstances and whether you have the operational resources in place to monitor the associated risks and contractual obligations over the term of the transaction. If you are acting as a financial adviser or agent, you should evaluate these considerations in light of the circumstances applicable to your principal and the scope of your authority.

         If you believe you need assistance in evaluating and understanding the terms or risks of a particular OTC derivative transaction, you should consult appropriate advisers before entering into the transaction.

         Unless we have expressly agreed in writing to act as your adviser with respect to a particular OTC derivative transaction pursuant to terms and conditions specifying the nature and scope of our advisory relationship, we are acting in the capacity of an arm's length contractual Counterparty to you in connection with the transaction and not as your financial adviser or fiduciary. Accordingly, unless we have so agreed to act as your adviser, you should not regard transaction proposals, suggestions or other written or oral communications from us as recommendations or advice or as expressing our view as to whether a particular transaction is appropriate for you or meets your financial objectives.

         Finally, we and/or our affiliates may from time to time take proprietary positions and/or make a market in instruments identical or economically related to OTC derivative transactions entered into with you, or may have an investment banking or other commercial relationship with and access to information from the issuer(s) of securities, financial instruments, or other interests underlying OTC derivative transactions entered into with you. We may also undertake proprietary activities, including hedging transactions related to the initiation or termination of an OTC derivative transaction with you, that may adversely affect the market price, rate index or other market factor(s) underlying an OTC derivative transaction entered into with you and consequently the value of the transaction.

[MERRILL LYNCH LOGO]

                        A. GENERIC RISKS ASSOCIATED WITH
                    OVER-THE-COUNTER DERIVATIVE TRANSACTIONS

OTC derivative transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular OTC derivative transaction necessarily depend upon the terms of the transaction and your circumstances. In general, however, all OTC derivative transactions involve some combination of market risk, credit risk, funding risk and operational risk.

         MARKET RISK is the risk that the value of a transaction will be adversely affected by fluctuations in the level or volatility of or correlation or relationship between one or more market prices, rates or indices or other market factors or by illiquidity in the market for the relevant transaction or in a related market.

         CREDIT RISK is the risk that a Counterparty will fail to perform its obligations to you when due.

         FUNDING RISK is the risk that, as a result of mismatches or delays in the timing of cash flows due from or to your counterparties in OTC derivative transactions or related hedging, trading, collateral or other transactions, you or your Counterparty will not have adequate cash available to fund current obligations.

         OPERATIONAL RISK is the risk of loss to you arising from inadequacies in or failures of your internal systems and controls for monitoring and quantifying the risks and contractual obligations associated with OTC derivative transactions, for recording and valuing OTC derivative and related transactions, or for detecting human error, systems failure or management failure.

There may be other significant risks that you should consider based on the terms of a specific transaction. Highly customized OTC derivative transactions in particular may increase liquidity risk and introduce other significant risk factors of a complex character. Highly leveraged transactions may experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor.

Because the price and other terms on which you may enter into or terminate an OTC derivative transaction are individually negotiated, these may not represent the best price or terms available to you from other sources.

In evaluating the risks and contractual obligations associated with a particular OTC derivative transaction, you should also consider that an OTC derivative transaction may be modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Accordingly, it may not be possible for you to modify, terminate or offset your obligations or your exposure to the risks associated with a transaction prior to its scheduled termination date.

Similarly, while market makers and dealers generally quote prices or terms for entering into or terminating OTC derivative transactions and provide indicative or mid-market quotations with respect to outstanding OTC derivative transactions, they are generally not contractually obligated to do so. In addition, it may not be possible to obtain indicative or mid-market quotations for an OTC derivative transaction from a market maker or dealer that is not a Counterparty to the transaction. Consequently, it may also be difficult for you to establish an independent value for an outstanding OTC derivative transaction. You should not regard your Counterparty's provision of a valuation or indicative price at your request as an offer to enter into or terminate the relevant transaction at that value or price, unless the value or price is identified by the Counterparty as firm or binding.

THIS BRIEF STATEMENT DOES NOT PURPORT TO DISCLOSE ALL OF THE RISKS AND OTHER MATERIAL CONSIDERATIONS ASSOCIATED WITH OTC DERIVATIVE TRANSACTIONS. YOU SHOULD NOT CONSTRUE THIS GENERIC DISCLOSURE STATEMENT AS BUSINESS, LEGAL, TAX OR ACCOUNTING ADVICE OR AS MODIFYING APPLICABLE LAW. YOU SHOULD CONSULT YOUR OWN BUSINESS, LEGAL,
                                       19

TAX AND ACCOUNTING ADVISERS WITH RESPECT TO PROPOSED OTC DERIVATIVE TRANSACTIONS AND YOU SHOULD REFRAIN FROM ENTERING INTO ANY OTC DERIVATIVE TRANSACTION UNLESS YOU HAVE FULLY UNDERSTOOD THE TERMS AND RISKS OF THE TRANSACTION, INCLUDING THE EXTENT OF YOUR POTENTIAL RISK OF LOSS.

                                       20